CONSENT OF THOMAS A. MONAHAN, C.P.A.




         The undersigned, THOMAS A. MONAHAN, C.P.A., hereby consents to the use of his name and the use of his Opinion dated October 17, 1997 for Imaging Dynamics, Inc. (the "Company") as filed with its Registration Statement on Form SB-2, in this Amendment No. 1 to the Form SB-2 Registration Statement being filed by the Company.



Dated : October 17, 1997


                                                           /s/ Thomas A. Monahan
                                                       THOMAS A. MONAHAN, C.P.A.